WHITEMARK HOMES SIGNS LETTER OF INTENT TO ACQUIRE RIBBON NATURALS

Whitemark Homes Inc. (WTMK.PK) a publicly traded company on the Pink Sheets is pleased to announce that it has signed a letter of intent to acquire Ribbon Naturals Corp. Ribbon Naturals is a dynamic early stage nutraceutical company located in Tampa Bay, Florida.

About Ribbon Naturals Corp.

Ribbon Naturals Corp. was founded in 2007 to provide consumers with formulations that are unique, high- performance, well received, and positioned in the market place to sustain value. Ribbon Naturals formulations are proprietary and support a broad product line of nutraceuticals, anti-aging supplements, high-performance clinically tested body building products, and overall health supporting supplementation.

For more information on Ribbon Naturals and their various products and product lines visit www.ribbonnaturals.com.

Safe Harbor Statement

The information contained in this press release, including an "forward-looking statements" within of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 contained herein, should be reviewed in conjunction with the company's annual report, financial filings and other publicly available information regarding the company, copies of which are available from the company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to that are unpredictable and outside of the influence and/or control of the company.

Contact:

Whitemark Homes, Inc.
677 North Washington Blvd
Sarasota, FL 34236
Phone: 914-952-5885